Exhibit 3.8

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is

Tempur Production USA, LLC

(The name must contain the words limited company or limited liability company or the abbreviation L.C. LC L.L.C or LLC.

2.	A. The name of the limited liability company’s initial registered agent is

C 1 Corporation System

B.	The registered agent is (mark appropriate box):

(1)	an INDIVIDUAL who is a resident of Virginia and

☐	a member or manager of the limited liability company.

☐	a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐	an officer or director of a corporation that is a member or manager of the limited liability company.

☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐	a trustee of a trust that is a member or manager of the limited liability company.

☐	a member of the Virginia State Bar.

OR

(2)	☒ a domestic or foreign stock or nonstick corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3. The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent is

4701 Cox Road Suite 301	Glen Allen , VA	23060
(number/street)	(city or town)	(zip)

Which is physically located in the  ☒ county or  ☐ city Henrico.

4. The limited liability company’s principal office address, including the street and number, is

1713 Jaggie Fox Way	Lexington, KY 40511
(number/street)	(city or town)	(state)	(zip)

Organizer(s)

/s/ Kyle E. Turner	7/1/2000
(signature)	(date)

Kyle E. Turner
(printed name)	(telephone number (optional))

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, JUNE 25, 2008

The State Corporation Commission has found the accompanying articles of entity conversion submitted on behalf of

Tempur Production USA, Inc.

to comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ENTITY CONVERSION

be issued and admitted to record with the articles of entity conversion and articles of organization in the Office of the Clerk of the Commission, effective July 1 2008

When the certificate becomes effective, Tempur Production USA, Inc is deemed to be a limited liability company organized under the laws of this Commonwealth with the name

Tempur Production USA, LLC

The limited liability company is granted the authority conferred on it by law in accordance with its articles of organization subject to the conditions and restrictions imposed by law

STATE CORPORATION COMMISSION

By	/s/ Mark Christie
Commissioner